Filed pursuant to Rule 424(b)(5)

Registration Nos. 333-258447 and 333-231395

Prospectus Supplement

(To Prospectuses dated August 23, 2021 and May 31, 2019)

The information in this preliminary prospectus supplement is not complete and may be changed. Registration statements relating to these securities have become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectuses are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 29, 2021

1,400,000 Shares

Common Stock

We are offering 1,000,000 shares of our common stock, par value $0.001 per share (“common stock”), and the selling stockholder identified in this prospectus supplement (the “Selling Stockholder”) is offering 400,000 shares of our common stock. We will not receive any of the proceeds from the shares of common stock sold by the Selling Stockholder.

Our common stock is listed on the Nasdaq Capital Market under the symbol “JRSH.” On September 28, 2021, the closing price of our common stock was $8.14 per share. As of September 29, 2021, the aggregate market value of our outstanding common stock held by non-affiliates was $24.4 million, based on 11,334,318 shares of common stock outstanding, of which approximately 3,000,468 shares are held by non-affiliates, and a per share price of $8.14 based on the closing sale price of our common stock on September 28, 2021. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, as amended, or the “JOBS Act,” and, as such, we have elected to comply with certain reduced public company reporting requirements. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company.”

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page S-3 of this prospectus supplement for a discussion of the risks that you should consider in connection with an investment in our securities.

	Per Share	Total
Public offering price	$	$
Underwriting discount (1)	$	$
Proceeds, before expenses, to us	$	$
Proceeds, before expenses, to the Selling Stockholder	$	$

(1)	See “Underwriting” for a description of compensation payable to the underwriters, including reimbursement of certain expenses.

We and the Selling Stockholder have granted the underwriters an option for a period of 30 days to purchase 210,000 additional shares of our common stock.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares to purchasers on or about           , 2021.

D.A. Davidson & Co.	Lake Street

This prospectus supplement is dated          , 2021.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

PROSPECTUS

S-i

about this prospectus supplement

This document contains three parts. The first part is this prospectus supplement, which contains specific information about the terms of this offering. The second and third parts are the accompanying prospectuses, which provide more general information, some of which may not apply to this offering. This prospectus supplement may add to, update, and change information contained in the accompanying prospectuses and the documents incorporated by reference into this prospectus supplement and the accompanying prospectuses. If the description of the offering varies between this prospectus supplement and the accompanying prospectuses, you should rely on the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus dated August 23, 2021 are part of a registration statement (Registration No. 333-258447) that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process under which the Selling Stockholder and certain other selling stockholders may from time to time sell the shares described in that accompanying prospectus. This prospectus supplement and the accompanying prospectus dated May 31, 2019 are part of a registration statement (Registration No. 333-231395) that we filed with the SEC, using a “shelf” registration process under which we may from time to time offer and sell any combination of the securities described in that accompanying prospectus up to a total dollar amount of $40 million and under which the Selling Stockholder and certain other selling stockholders may from time to time sell the shares described in that accompanying prospectus. This prospectus supplement relates to the offering of shares of our common stock by us and the Selling Stockholder.

We, the Selling Stockholder, and the underwriters have not authorized anyone to provide you with information or to make any representation other than the information and representations contained or incorporated by reference in this prospectus supplement and the accompanying prospectuses and the documents incorporated by reference herein and therein, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. We, the Selling Stockholder, and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We and the Selling Stockholder are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. For investors outside the United States, we, the Selling Stockholder, and the underwriters have not done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectuses, and any free writing prospectus that we have authorized for use in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectuses, and any free writing prospectus that we have authorized for use in connection with this offering must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus supplement, the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering outside the United States.

The information contained in this prospectus supplement and the accompanying prospectuses is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectuses, as applicable, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectuses is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectuses or of any sale of our common stock. Our business, financial condition, results of operations, and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectuses in making your investment decision. You should read this prospectus supplement, the accompanying prospectuses, and any free writing prospectus that we have authorized for use in connection with this offering, as well as the documents incorporated by reference herein and therein and the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement and in the accompanying prospectuses, before investing in our common stock.

Except where the context otherwise requires or where otherwise indicated, reference in this prospectus supplement and the accompanying prospectuses to the “Company,” “we,” “us,” and “our” refer to Jerash Holdings (US), Inc., a Delaware corporation.

S-ii

Cautionary Statement Regarding Forward-Looking Statements

This prospectus supplement, the accompanying prospectuses, and the documents incorporated by reference herein and therein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Many of the forward-looking statements can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” and “potential,” among others.

These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this prospectus supplement, the accompanying prospectuses, and our Annual Report on Form 10-K for the fiscal year ended March 31, 2021 (the “Form 10-K”), which is incorporated by reference into this prospectus supplement and the accompanying prospectuses, including, but not limited to, those presented in the Management’s Discussion and Analysis of Financial Condition and Results of Operations. Factors that might cause such material differences include, but are not limited to:

●	we rely on one key customer for most of our revenue;

●	we are dependent on a product segment comprised of a limited number of products;

●	our financial condition, results of operations, and cash flows have been adversely affected by the COVID-19 pandemic;

●	our customers are in the clothing retail industry, which is subject to substantial cyclical variations and may impact our revenues and cash requirements;

●	we could experience product quality or late delivery problems with our products;

●	our business could suffer if we violate labor laws or fail to conform to our customers’ or other generally accepted labor standards, or if our products fail to comply with industry and governmental regulations;

●	we face intense competition in the worldwide apparel manufacturing industry;

●	all of our manufacturing facilities are located in Amman, Jordan, and we are subject to the risks of doing business abroad, including regulatory and political uncertainty in Jordan;

●	if we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately and timely disclose information about our financial results or prevent fraud;

●	a default under our credit facilities could result in a foreclosure of our assets;

●	we may require additional financing to fund our operations and capital expenditures; if we are unable to obtain such additional financing our business operations may be harmed;

●	we rely on dividends, distributions, and other payments, advances, and transfers from our operating subsidiaries to meet our obligations due to our status as a holding company;

●	exercises of currently outstanding or committed warrants and options, and any future sales and issuances of our common stock or rights to purchase common stock, could result in substantial dilution to our stockholders;

●	we rely on our management team and other key employees, who may face competing demands relating to their time and resources;

●	we may have conflicts of interest with our affiliates and related parties;

●	the reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors, which may lead to volatility and a decrease in the market price of our common stock; and

●	our majority stockholders will control the Company for the foreseeable future, including the outcome of matters requiring stockholder approval.

We caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made, and advise readers that various factors, including those described above, could affect our financial performance and could cause our actual results or circumstances for future periods to differ materially from those anticipated or projected. Please see the risk factors in Part I, Item 1A of the Form 10-K incorporated herein by reference for further information. Except as required by law, we do not undertake, and specifically disclaim any obligation to publicly release any revisions to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

S-iii

Prospectus SUPPLEMENT Summary

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectuses. Before making an investment decision, you should read the entire prospectus supplement and accompanying prospectuses carefully, as well as the information in the Form 10-K, our subsequent Quarterly Reports on Form 10-Q and other information incorporated by reference in this prospectus supplement and the accompanying prospectuses.

About the Company

Through our wholly owned operating subsidiaries and variable interest entity, we are engaged in the manufacturing and exporting of customized, ready-made sport, and outerwear from knitted fabric and personal protective equipment (“PPE”) produced in our facilities in the Hashemite Kingdom of Jordan.

We are a manufacturer for many well-known brands and retailers, such as Walmart, Costco, New Balance, G-III (which owns brands such as Calvin Klein, Tommy Hilfiger, DKNY, and Guess), American Eagle, and VF Corporation (which owns brands such as The North Face, Timberland, and JanSport). Our production facilities comprise five factory units and four warehouses and we currently employ approximately 4,500 people. Our product offering consists of jackets, polo shirts, t-shirts, pants, shorts, and PPE. The total annual capacity at our facilities was approximately 12.0 million pieces (excluding PPE) as of June 30, 2021.

Our principal executive offices are located at 277 Fairfield Road, Suite 338, Fairfield, New Jersey 07004. Our telephone number at this address is (214) 906-0065.

Recent Development

Fiscal 2022 Second Quarter Preliminary Financial Results

The preliminary financial information included below is subject to completion of our quarter-end close procedures and further financial review. Actual results may differ from these estimates as a result of the completion of our quarter-end closing procedures, review adjustments, and other developments that may arise between now and the time such financial information for the period is finalized. As a result, these estimates are preliminary, may change, and constitute forward-looking information and, as a result, are subject to risks and uncertainties. These preliminary estimates should not be viewed as a substitute for full interim financial statements prepared in accordance with United States generally accepted accounting principles, and they should not be viewed as indicative of our results for any future period. Our independent registered public accountants have not audited, reviewed, compiled, or performed any procedures with respect to these estimated financial results and, accordingly, do not express an opinion or any other form of assurance with respect to these preliminary estimates.

Our revenue for the second quarter ending September 30, 2021 is projected to be between $44 million and $46 million with net income between $3.9 million and $4.1 million.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include being permitted to:

●	have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis;

●	omit the auditor attestation of our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002; and

●	provide limited disclosure about our executive compensation arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus supplement, the accompanying prospectuses, and the reports we file with the SEC, some of which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Exchange Act.

We could remain an emerging growth company until the earlier of October 2022 and the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, the JOBS Act provides that an emerging growth company can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

The Offering

Common stock offered by us	1,000,000 shares of common stock (1,100,000 shares of common stock if the underwriters exercise their option to purchase additional shares of common stock in full)

Common stock offered by the Selling Stockholder	400,000 shares of common stock (510,000 shares of common stock if the underwriters exercise their option to purchase additional shares of common stock in full)

Offering price	$ per share

Common stock outstanding prior to this offering	11,334,318 shares of common stock

Common stock outstanding after this offering	12,334,318 shares of common stock (12,434,318 shares of common stock if the underwriters exercise their option to purchase additional shares of common stock in full)

Underwriters’ option to purchase additional shares	We and the Selling Stockholder have granted the underwriters a 30-day option to purchase up to 210,000 shares of common stock at the public offering price, less the underwriting discount.

Use of proceeds	We estimate that we will receive net proceeds from the sale of common stock by us in this offering of approximately $ million, after deducting the underwriting discount and estimated offering expenses payable by us. We will not receive any of the proceeds from the shares of common stock sold by the Selling Stockholder.

We intend to use the net proceeds from this offering to fund future expansion of our production capacity and for working capital and general corporate purposes. See “Use of Proceeds.”

Risk factors	An investment in our common stock involves a high degree of risk, and prospective investors should carefully consider the matters discussed under “Risk Factors” beginning on page S-3 of this prospectus supplement.

Listing	Our common stock is listed on the Nasdaq Capital Market under the symbol “JRSH.”

The number of shares of our common stock to be outstanding after this offering is based on 11,334,318 shares of our common stock outstanding as of September 29, 2021, which number excludes:

●	1,136,500 shares of common stock issuable upon the exercise of stock options outstanding as of September 29, 2021, with a weighted-average exercise price of $6.90 per share;

●	194,410 shares of common stock issuable upon the exercise of warrants outstanding as of September 29, 2021 at a weighted-average exercise price of $6.71 per share; and

●	1,784,250 shares of common stock reserved for future issuance under our Amended and Restated 2018 Stock Incentive Plan as of September 29, 2021.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties and all other information contained in this prospectus supplement and the accompanying prospectuses, including the risks and uncertainties concerning our business and an investment in our common stock discussed under Part I, Item 1A “Risk Factors” in the Form 10-K, as well as those discussed in our other filings with the SEC, together with the other information contained in and incorporated by reference into this prospectus supplement and the accompanying prospectuses, before deciding whether to invest in our common stock. All of those “Risk Factors” are incorporated herein by reference in their entirety. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we believe are not material, may also become important factors that adversely affect our business. If any of such risks actually occurs, our business, financial condition, results of operations, and future prospects could be materially and adversely affected. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

Risks Related to This Offering

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results, and cash flow.

Future sales of our commons stock, whether by us or our stockholders, could cause our stock price to decline.

If our existing stockholders sell, or indicate an intent to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline significantly. Similarly, the perception in the public market that our stockholders might sell shares of our common stock could also depress the market price of our common stock. A decline in the price of our common stock might impede our ability to raise capital through the issuance of additional common stock or other equity securities. In addition, the issuance and sale by us of additional shares of common stock, or securities convertible into or exercisable for our common stock, or the perception that we will issue such securities, could reduce the trading price for our common stock as well as make future sales of equity securities by us less attractive or not feasible. The sale of shares of common stock issued upon the exercise of our outstanding options and warrants could further dilute the holdings of our then existing stockholders.

You will experience immediate dilution as a result of this offering and may experience future dilution as a result of future equity offerings or other equity issuances.

We believe that purchasers of shares of common stock in this offering will experience an immediate dilution relative to net tangible book value per share. Our net tangible book value on June 30, 2021 was $58.1 million, or $5.13 per share. After giving effect to our issuance and sale of 1,000,000 shares of our common stock in this offering at an offering price of $               per share, and after deducting the underwriting discount and estimated offering expenses payable by us in connection with this offering, our as adjusted net tangible book value as of June 30, 2021 would have been $               million, or $               per share, if the underwriters do not exercise their option to purchase additional shares of common stock, or $               million, or $               per share, if the underwriters exercise their option to purchase additional shares of common stock in full. This represents an immediate increase in net tangible book value of $               per share to our existing stockholders and an immediate decrease in net tangible book value of $               per share to the investors participating in this offering.

We may in the future issue additional shares of common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell our shares of common stock or other securities in any other offering or other transaction at a price per share that is equal to or greater than the price per share paid by the investors in this offering. The price per share at which we sell additional shares of common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering. If we do issue any such additional shares of common stock, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders.

USE OF PROCEEDS

We estimate that we will receive net proceeds from the sale of common stock by us in this offering of approximately $               million, after deducting the underwriting discount and estimated offering expenses payable by us. We will not receive any of the proceeds from the shares of common stock sold by the Selling Stockholder.

We intend to use the net proceeds from this offering to fund future expansion of our production capacity and for working capital and general corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus supplement. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

Dividend Policy

Since November 2018, we have declared and paid quarterly cash dividends on our common stock. The board of directors currently intends to continue the payment of regular quarterly cash dividends, dependent on our results of operations, tax considerations, and other factors the board of directors may consider and subject to the need for those funds for other purposes and restrictions set by law. The board of directors will determine whether to declare dividends on a quarterly basis. We cannot guarantee that we will continue to pay dividends, or that, if paid, we will not reduce or eliminate dividends in the future.

SELLING STOCKHOLDER

The following table sets forth, as of the date of this prospectus supplement, information with respect to the beneficial ownership of our common stock by the Selling Stockholder, as adjusted, with respect to shares beneficially owned after the offering, to reflect the issuance and sale of shares of common stock by us and the sale of shares of common stock by the Selling Stockholder in this offering.

The percentage of common stock owned by the Selling Stockholder, both prior to and following this offering, is based on 11,334,318 shares of common stock outstanding as of September 29, 2021. Information with respect to beneficial ownership is based on information obtained from such Selling Stockholder and publicly available information. Information with respect to shares beneficially owned after the offering assumes the sale of all the shares offered and no other purchases or sales of common stock.

	Shares Beneficially Owned Prior to the Offering		Number of Shares	Shares Beneficially Owned After the Offering (assuming no exercise of the underwriters’ option)		Shares Beneficially Owned After the Offering (assuming full exercise of the underwriters’ option)
Name of Selling Stockholder	Number of Shares	Percentage	Being Offered	Number of Shares	Percentage	Number of Shares	Percentage
Choi Lin Hung/Merlotte Enterprise Limited(1)	4,305,875	37.99%	400,000	3,905,875	31.67%	3,795,875	30.53%

(1)	Merlotte Enterprise Limited is wholly owned by Mr. Choi Lin Hung, our Chairman, Chief Executive Officer, President, Treasurer, and Director. The address of Merlotte Enterprise Limited is Unit A, 19/F Ford Glory Plaza, 37-39 Wing Hong Street, Cheung Sha Wan, Kowloon, Hong Kong.

UNDERWRITING

D.A. Davidson & Co. and Lake Street Capital Markets, LLC (the “Representatives”) are acting as representatives of the underwriters named below. Under the terms of an underwriting agreement, which we will file as an exhibit to our Current Report on Form 8-K and incorporate by reference in this prospectus supplement and the accompanying prospectuses, each of the underwriters named below has severally agreed to purchase from us and the Selling Stockholder the respective number of shares of common stock shown opposite its name below:

Underwriter	Number of Shares
D.A. Davidson & Co.
Lake Street Capital Markets, LLC

Total	1,400,000

The underwriting agreement provides that the underwriters’ obligation to purchase shares of common stock depends on the satisfaction of the conditions contained in the underwriting agreement including:

●	this prospectus supplement has been filed with the SEC and no stop order suspending the effectiveness of the registration statements shall have been issued and no proceedings for that purpose shall have been instituted;

●	no underwriter has advised us that the registrations statements, the preliminary prospectus supplement, the final prospectus supplement, or the accompanying base prospectuses contain an untrue statement of a material fact or omit to state a material fact which is required to be stated or necessary to make the statements therein not misleading;

●	there is no material adverse change in our business;

●	we and the Selling Stockholder certify that the representations and warranties made by us and the Selling Stockholder to the underwriters are true; and

●	we and the Selling Stockholder deliver customary closing documents to the underwriters.

Option to Purchase Additional Shares

We and the Selling Stockholder have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 210,000 additional shares of our common stock at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

Commissions and Expenses

The following table shows the public offering price, underwriting discount, and proceeds before expenses to us and the Selling Stockholder. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount to be paid by us	$	$	$
Underwriting discount to be paid by Selling Stockholder	$	$	$
Proceeds, before expenses, to us	$	$	$
Proceeds, before expenses, to the Selling Stockholder	$	$	$

We have agreed to (i) reimburse the underwriters for certain of their expenses, including reasonable fees and expenses of the underwriters’ counsel, in an amount up to $120,000. We have agreed to pay all other expenses of the offering (excluding the portion of the underwriting discount attributable to shares sold by the Selling Stockholder). The expenses of the offering to be incurred by us and the Selling Stockholder are estimated to be approximately $             (excluding the underwriting discount).

Lock-Up Agreements

We have agreed that, without the prior written consent of the Representatives, on behalf of the underwriters, we will not, during the period ending 90 days after the date of this prospectus supplement (the “Company Lock-Up Period”), (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file or confidentially submit a registration statement to the SEC with respect to, any shares of our common stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive common stock, other than a registration statement on Form S-8 or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the our common stock, whether any such transaction described in (i) or (ii) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph do not apply to: (i) the sale of shares of our common stock to the underwriters hereunder; (ii) the issuance of shares of our common stock upon the exercise or conversion of options, warrants or convertible securities disclosed to be outstanding at the time the underwriting agreement is executed; or (iii) the issuance of employee stock options not exercisable during the Company Lock-Up Period pursuant to our stock option, stock bonus and other stock plans or arrangements, as in effect on the date of this prospectus supplement in the ordinary course of business consistent with past practices.

In addition, all of our directors, executive officers, and the Selling Stockholder (the “Lock-Up Parties”) have agreed that, without the prior written consent of the Representatives on behalf of the underwriters, they will not, during the period ending 90 days after the date of the applicable lock-up agreement (the “Lock-Up Period”), (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, file (or participate in the filing of) or confidentially submit a registration statement with the SEC in respect of, any shares of our common stock, or any securities convertible into, exercisable or exchangeable for or that represent the right to receive our common stock (including without limitation, common stock which may be deemed to be beneficially owned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired; (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any of the aforementioned securities; (iii) make any demand for or exercise any right with respect to, the registration of any common stock or any security convertible into or exercisable or exchangeable for common stock; or (iv) publicly announce or disclose the intention to do any of the foregoing.

The restrictions described in the immediately preceding paragraph do not apply to transfers: (1) provided that such transfer does not involve a disposition for value and for which each resulting transferee executes an agreement to be bound to such lock-up agreement: (a) as a bona fide gift or gifts; (b) to the immediate family of the Lock-Up Party; (c) to any trust for the direct or indirect benefit of the Lock-Up Party or his or her immediate family; (d) by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement; (e) if the Lock-Up Party is a corporation, partnership, limited liability company, trust or other business entity (x) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act) of the Lock-Up Party or (y) as distributions of shares of our common stock or any security convertible into or exercisable for our common stock to limited partners, limited liability company members, trust beneficiaries or stockholders of the Lock-Up Party; (f) if the Lock-Up Party is a trust, to the beneficiary of such trust; (g) by testate succession or intestate succession; (h) to us pursuant to any contractual arrangement that provides for the repurchase of the Lock-Up Party’s shares of common stock or such other securities by us or in connection with the termination of the Lock-Up Party’s employment or other service relationship with us; (i) to us as forfeitures to satisfy tax withholding obligations of the Lock-Up Party in connection with the vesting or exercise of equity awards currently outstanding pursuant to our equity incentive plans or outstanding warrants; (2) pursuant to the underwriting agreement; and (3) in a private sale transaction not effected on a trading market.

The Representatives, in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. In addition, D. A. Davidson & Co. and Lake Street Capital Markets, LLC’s consent shall not be required for (i) the exercise, conversion, or exchange of stock options granted pursuant to our equity incentive plans or any warrants, rights, or other convertible securities outstanding on the date of this prospectus supplement; (ii) the establishment of any Rule 10b5-1 plan under the Exchange Act; (iii) transfers of common stock pursuant to a Rule 10b5-1 plan under the Exchange Act that is in effect as of the date of this prospectus supplement; (iv) transactions related to shares of common stock or other securities acquired in open market transactions after the completion of the offering or to shares of common stock acquired in the offering; and (v) transfers of shares of common stock or any securities convertible into or exercisable or exchangeable for common stock pursuant to any bona fide third party tender offer, merger, consolidation, or other similar transaction made to all holders of our capital stock involving a change of control of us which is approved by our Board of Directors.

Indemnification

We and the Selling Stockholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization, Short Positions, and Penalty Bids

The Representatives may engage in stabilizing transactions, short sales, and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing, or maintaining the price of the common stock, in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

●	Penalty bids permit the Representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters make any representation that the Representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with the offering, underwriters and selling group members may engage in passive market making transactions in the common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid that bid must be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus supplement and accompanying prospectuses in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the Representatives on the same basis as other allocations.

Other than the prospectus supplement and the accompanying prospectuses in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus supplement, the accompanying prospectuses or the registration statements of which these prospectuses form a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Listing on the Nasdaq Capital Market

Our common stock is on the Nasdaq Capital Market under the symbol “JRSH.”

Stamp Taxes

If you purchase shares of common stock offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. The underwriters and certain of their affiliates may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they may in the future receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

This prospectus supplement does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so, or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the shares of common stock or possession or distribution of this prospectus supplement or any other offering or publicity material relating to the shares of common stock in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, each underwriter has undertaken that it will not, directly or indirectly, offer or sell any shares of common stock or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of shares of common stock by it will be made on the same terms.

European Economic Area and United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no shares of common stock have been offered or will be offered pursuant to the offering of our common stock to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State (all in accordance with the Prospectus Regulation), except that offers of shares of common stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

●	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

●	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation); or

●	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of common stock shall require the Company or any manager to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

Each underwriter has represented and agreed that:

●	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

●	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Notice to Residents of Canada

The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectuses (including any amendments thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Legal Matters

The validity of the securities offered hereby will be passed upon for us by Hunter Taubman Fischer & Li LLC. Certain legal matters in connection with this offering will be passed upon for the underwriters by Faegre Drinker Biddle & Reath LLP.

Experts

Friedman LLP, our independent registered public accounting firm, has audited our financial statements for the years ended March 31, 2021 and 2020, as set forth in their report. We incorporated our financial statements by reference herein in reliance on Friedman LLP’s report, incorporated by reference herein, given on their authority as experts in accounting and auditing.

Where You Can Find More Information

We have filed with the SEC registration statements on Form S-3 under the Securities Act with respect to the shares of common stock offered by us and the shares of common stock offered by the Selling Stockholder pursuant to this prospectus supplement. This prospectus supplement and the accompanying prospectuses do not contain all of the information set forth in the registration statements and their exhibits, certain portions of which are omitted as permitted by the rules and regulations of the SEC. For further information pertaining to us and the shares of common stock covered by this prospectus supplement, we refer you to the registration statements and the exhibits thereto. Statements contained in or incorporated by reference in this prospectus supplement regarding the contents of any contract or other document referred to in those documents are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statements or other document. Each of these statements is qualified in all respects by this reference.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, file annual and periodic reports, proxy statements, and other information with the SEC. These annual and periodic reports, proxy statements, and other information, when filed, will be available on the SEC’s website referred to above. We also maintain a website at www.jerashholdings.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained in, or accessible through, our website does not constitute part of this prospectus supplement.

Incorporation of CERTAIN DOCUMENTS by Reference

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUSES INCORPORATE DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUSES. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUSES AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUSES. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUSES.

We incorporate information into this prospectus supplement and the accompanying prospectuses by reference, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectuses. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date of this prospectus supplement and prior to the termination of the offering under this prospectus supplement:

●	our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, as filed with the SEC on June 23, 2021;

●	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, as filed with the SEC on August 12, 2021;

●	our Current Reports on Form 8-K filed with the SEC on April 19, 2021, June 29, 2021, July 20, 2021 and September 16, 2021;

●	the information in our proxy statement filed on July 28, 2021, to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended March 31, 2021; and

●	the description of our common stock set forth in the registration statement on Form 8-A, filed with the SEC on April 30, 2018, as amended on May 2, 2018, including any amendment or report filed for the purpose of updating such description.

Nothing in this prospectus supplement and the accompanying prospectuses shall be deemed to incorporate information furnished, but not filed, with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit.

Information in this prospectus supplement supersedes related information in the documents listed above and information in subsequently filed documents supersedes related information in this prospectus supplement, the accompanying prospectuses, and the incorporated documents.

You may request orally or in writing, and we will provide you with, a copy of these filings, at no cost, by calling us at (214) 906-0065 or by writing to us at the following address:

Chief Financial Officer

Jerash Holdings (US), Inc.

277 Fairfield Road, Suite 338

Fairfield, New Jersey 07004

These filings and reports can also be found on our website, located at www.jerashholdings.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus supplement, the accompanying prospectuses, or the registration statements of which they form a part. You should not rely on any information on our website in making your decision to purchase our common stock.

PROSPECTUS

Jerash Holdings (US), Inc.

$40,000,000

Shares of Common Stock

Warrants

Units

Exercise of up to 131,200 Shares of Common Stock Underlying Warrants and

2,661,750 Shares of Common Stock offered by the selling stockholders

We may offer and sell from time to time up to $40,000,000 of shares of our common stock, par value $0.001 per share (“common stock”), warrants to purchase other securities and units consisting of any combination of these securities.

This prospectus also relates to the exercise of warrants to purchase up to an aggregate of 131,200 shares of our common stock, consisting of (a) 74,000 shares relating to warrants issued in connection with a private placement of our securities that initially closed on May 15, 2017, with subsequent closings on August 18, 2017 and September 27, 2017 (the “Private Placement”); and (b) 57,200 shares relating to warrants issued to the underwriter of our initial public offering which closed on May 2, 2018 (“IPO”).

This prospectus also relates to the offer and resale by the selling securityholders identified herein of up to 2,661,750 shares of common stock.

This prospectus provides you with a general description of the securities listed above. Each time we or the selling stockholders offer any securities pursuant to this prospectus, we will provide a prospectus supplement and, if necessary, a pricing supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell our securities without a prospectus supplement describing the method and terms of the offering. You should read this prospectus, any amendments to this prospectus, and any prospectus supplement together with the information described under the heading “Incorporation of Certain Information by Reference” before you make your investment decision.

The registration of the shares of common stock hereunder does not mean that we or the selling securityholders will actually offer or sell the full number of shares being registered pursuant to this prospectus. We and the selling securityholders may sell the shares of common stock and other securities registered hereby from time to time. We and selling securityholders may offer and sell the securities in a variety of transactions described under the headings “Plan of Distribution for the Company” beginning on page 9 and “Plan of Distribution for the Selling Securityholders” beginning on page 11, including transactions on any stock exchange, market or facility on which the common stock may be traded, in block trades, in other privately negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices.

We will not receive any of the proceeds from the sale of our common stock by the selling securityholders, but, if any warrants are exercised, we will receive the exercise price of the warrants exercised by their holders. We are registering these shares of common stock on behalf of the selling securityholders. We are bearing all of the expenses in connection with the registration of the shares of common stock, but all selling and other expenses incurred by the selling securityholders, including commissions and discounts, if any, attributable to the sale or disposition by such selling securityholders will be borne by the selling securityholders.

Our common stock is listed on the Nasdaq Capital Market under the symbol “JRSH.” On March 27, 2019, the closing price as reported on the Nasdaq Capital Market was $7.99 per share. This price will fluctuate based on the demand for our common stock. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered in a public primary offering with a value exceeding more than one-third of our public float (the market value of our common stock held by our non-affiliates) in any 12 calendar month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus. As of March 27, 2019, one-third of our public float is equal to approximately $8,339,296.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with reduced public company reporting requirements.

Investing in our securities involves risk. You should carefully read the information included and incorporated by reference into this prospectus for a discussion of the factors you should carefully consider in determining whether to invest in our securities, including the discussion of risks described under “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 31, 2019.

You should rely only on the information contained in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely upon it. This prospectus is not an offer to sell, nor are we or the selling securityholders seeking an offer to buy, securities in any state were such offer or solicitation is not permitted. The information in this prospectus is complete and accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since these dates.

For investors outside the United States: neither we nor the selling securityholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

i

About this Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may issue and sell any combination of the securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $40,000,000.

In addition, the exercise of warrants to purchase up to an aggregate of 131,200 shares of common stock is registered under this registration statement. These warrant shares consist of (a) 74,000 shares issuable upon the exercise of warrants issued in connection with the Private Placement and (b) 57,200 shares issuable upon the exercise of warrants issued to the underwriter of our IPO.

The selling securityholders named herein may also offer and sell up to 2,661,750 shares of our common stock under this registration statement.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including a description of any risks relating to the offering, if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Available Information” and “Information Incorporated by Reference” before investing in any of the securities offered.

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including in some cases, for the purpose of allocating risk among the parties to the agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, those representations, warranties and covenants should not be relied upon as accurately representing the current state of our affairs.

We may sell securities to or through underwriters or dealers, and also may sell securities directly to other purchasers or through agents. To the extent not described in this prospectus, the names of any underwriters, dealers or agents employed by us or any selling stockholder in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers and the compensation, if any, of such underwriters, dealers or agents will be set forth in an accompanying prospectus supplement.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this prospectus that are based on other than historical data are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events and include, among others:

●	statements with respect to the beliefs, plans, objectives, goals, guidelines, expectations, anticipations, and future financial condition, results of operations and performance of Jerash Holdings (US), Inc. and its direct and indirect subsidiaries (collectively, “Jerash,” the “Company,” the “Group,” “we,” “us,” and “our”); and

●	statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects” or similar expressions.

These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this prospectus, any prospectus supplement, and our Annual Report on Form 10-K for the fiscal year ended March 31, 2018 (the “Form 10-K”), which is incorporated by reference into this prospectus, including, but not limited to, those presented in the Management’s Discussion and Analysis of Financial Condition and Results of Operations. Factors that might cause such material differences include, but are not limited to:

●	We rely on one key customer for substantially all of our revenue;

●	We are dependent on a single product segment comprised of a limited number of products;

●	Our customers are in the clothing retail industry, which is subject to substantial cyclical variations and may impact our revenues and cash requirements;

●	We could experience product quality or late delivery problems with our products;

●	Our business could suffer if we violate labor laws, fail to conform to our customers’ or other generally accepted labor standards, or if our products fail to comply with industry and governmental regulations;

●	We face intense competition in the worldwide apparel manufacturing industry;

●	All of our manufacturing facilities are located in Amman, Jordan, and we are subject to the risks of doing business abroad, including regulatory and political uncertainty in Jordan;

●	If we fail to establish and maintain an effective system of internal control over financial reporting, we may not be able to accurately and timely disclose information about our financial results or prevent fraud;

●	A default under our credit facilities could result in a foreclosure of our assets;

●	We may require additional financing to fund our operations and capital expenditures; if we are unable to obtain such additional financing our business operations may be harmed;

●	We rely on dividends, distributions and other payments, advances and transfers from our operating subsidiaries to meet our obligations due to our status as a holding company;

●	Exercises of currently outstanding or committed warrants and options, and any future sales and issuances of our common stock or rights to purchase common stock, could result in substantial dilution to our stockholders;

●	We rely on our management team and other key employees, who may face competing demands relating to their time and resources;

●	We may have conflicts of interest with our affiliates and related parties;

●	The reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors, which may lead to volatility and a decrease in the market price of our common stock; and

●	Our majority stockholders will control the Company for the foreseeable future, including the outcome of matters requiring stockholder approval.

We caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made, and advise readers that various factors, including those described above, could affect our financial performance and could cause our actual results or circumstances for future periods to differ materially from those anticipated or projected. Please see the Risk Factors in Part I, Item 1A of the Form 10-K incorporated herein by reference for further information. Except as required by law, we do not undertake, and specifically disclaim any obligation to publicly release any revisions to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Prospectus Summary

About the Company

Through our wholly-owned operating subsidiaries, we are principally engaged in manufacturing and exporting customized, ready-made sport and outerwear from knitted fabric produced in our facilities in Jordan.

We are a manufacturer utilized by many well-known brands and retailers, such as Walmart, Costco, Sears, Hanes, Columbia, Land’s End, VF Corporation (which owns brands such as The North Face, Timberland, Wrangler, Lee, Jansport, etc.), and PVH Corp., formerly known as Phillips-Van Heusen, (which owns brands such as Calvin Klein, Tommy Hilfiger, IZOD, Speedo, etc.). Our production facilities are made up of four factory units and three warehouses and currently employ approximately 3,000 people. Our employees include local Jordanian workers as well as migrant workers from Bangladesh, Sri Lanka, India, Myanmar and Nepal. The total annual capacity at our facilities is approximately 6.5 million pieces. Our products, consisting of jackets, polo shirts, crew neck shirts, pants and shorts made from knitted fabric, are in the customized, ready-made sport and outerwear segment, and we derive all of our revenue from the manufacture and sale of sport and outerwear.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the Jumpstart Our Business Startups Act (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include being permitted to:

●	have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis;

●	omit the auditor attestation of our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002; and

●	provide limited disclosure about our executive compensation arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus and the reports we file with the SEC, some of which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We could remain an emerging growth company until the earlier of October 2022 and the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, the JOBS Act provides that an emerging growth company can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

The Offering

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of the following in one or more offerings up to an aggregate of $40 million:

●	common stock;

●	warrants to purchase common stock; and/or

●	units consisting of one or more of the foregoing.

This prospectus provides you with a general description of the securities we may offer pursuant to the shelf registration process. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any amendment to this prospectus and any prospectus supplement, including the section entitled “Risk Factors,” together with the additional information described under the heading “Where You Can Find More Information.”

This prospectus also relates to the exercise of warrants to purchase up to 131,200 shares of our common stock that are currently held by the selling securityholders and the underwriter, or affiliates of the underwriter, of our IPO. Further information regarding the exercise of these warrants is found below. We do not expect to provide a prospectus supplement containing further information regarding the exercise of these warrants.

Securities offered by us:	Exercise of warrants to purchase up to 131,200 shares of our common stock

Common stock outstanding prior to this offering:	11,325,000 shares (1)

Common stock to be outstanding following this offering:	11,456,200 shares (2)

Exercise of warrants:

Holders of warrants issued in our Private Placement may exercise the warrant for $6.25 per share for a period of five years from the date the warrant was issued.

Holders of warrants issued to the underwriter and its affiliates in our IPO may exercise the warrant for $8.75 per share for a period of five years from the date the warrant was issued, or May 2, 2023.

Use of proceeds:	We will use the proceeds from the exercise of warrants for general corporate purposes.

Listing:	Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “JRSH”

Risk Factors:	You should read the section of this prospectus entitled “Risk Factors” for a discussion of factors to carefully consider before deciding to invest in shares of our common stock

(1)	This amount is based on the number of shares outstanding as of May 21, 2019 and excludes shares issuable upon the exercise of outstanding warrants described in the table above and presently exercisable options to purchase 989,500 shares of our common stock.

(2)	This amount assumes the exercise of all of the warrants registered pursuant to this registration statement. The number of shares that may be outstanding following an offering pursuant to the shelf registration statement cannot be determined at this time.

Risk Factors

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the specific risks set forth under the caption “Risk Factors” in our filings with the SEC, which are incorporated by reference into this prospectus.

Use of Proceeds

Offerings by the Company

We intend to use the net proceeds from the sale of the securities and exercise of warrants for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. The prospectus supplement with respect to an offering of securities may identify different or additional uses for the proceeds of such offering. Until we use the net proceeds from the sale of any of the securities for general corporate purposes, we expect to use the net proceeds for temporary investments.

Offerings by Selling Securityholders

We will not receive any proceeds from the sale of shares of common stock by the selling securityholders pursuant to this prospectus. The selling securityholders will sell the shares in accordance with the “Plan of Distribution for the Selling Securityholders” section of this prospectus and will receive all of the net proceeds from the sale of any shares of common stock offered by them under this prospectus. We have agreed to pay all costs, expenses and fees relating to registering the shares referenced in this prospectus. The selling securityholders will pay any fees, discounts, concessions or commissions of broker-dealers or agents, any applicable transfer taxes and any other expenses incurred in connection with the sale or other disposition of the shares covered hereby.

Dividend Policy

Since November 2018, we have declared and paid quarterly cash dividends on our common stock. The board of directors currently intends to continue the payment of regular quarterly cash dividends, dependent on our results of operations, tax considerations and other factors the board of directors may consider and subject to the need for those funds for other purposes and restrictions set by law. The board of directors will determine whether to declare dividends on a quarterly basis. We cannot guarantee that we will continue to pay dividends, or that, if paid, we will not reduce or eliminate dividends in the future.

Selling Securityholders

This prospectus covers the resale from time to time by the selling securityholders identified in the table below of up to an aggregate of 2,792,950 shares of our common stock, including 131,200 shares of common stock underlying warrants. None of the selling securityholders are licensed broker-dealers nor affiliates of licensed broker-dealers. Other than as described in the table below, the selling securityholders and their affiliates have not held a position or office, or had any other material relationship, with us within the past three years. For more information about these relationships, please see the descriptions under the heading “Certain Relationships and Related Party Transactions” in reports that we file with the SEC.

The table below (1) lists the selling securityholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of our common stock by the selling securityholders; (2) has been prepared based upon information furnished to us by the selling securityholders; and (3) to our knowledge, is accurate as of the date of this prospectus. The selling securityholders may sell all, some or none of their securities in this offering. The selling securityholders identified in the table below may have sold, transferred or otherwise disposed of some or all of their securities since the date of this prospectus in transactions exempt from or not subject to the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Other than as noted below, these shares were originally registered for resale pursuant to our registration statement on Form S-1 (File No, 333-218991), which was originally declared effective by the SEC on October 27, 2017 (the “Prior Resale Registration Statement”). Information concerning the selling securityholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly and as required.

Selling Securityholder	Number of Shares Beneficially Owned Prior to this Offering		Maximum Number of Shares to be Sold in this Offering		Number of Shares Beneficially Owned After this Offering (1)	Percentage of Common Stock Beneficially Owned After this Offering (2)
Merlotte Enterprise Limited (3)	4,305,875		430,588		3,875,287	34.2%
Lee Kian Tjiauw	2,798,031		1,322,303	(4)	1,475,728	13.0%
Ng Tsze Lun (5)	1,324,631	(5)	98,859		1,225,772	10.5%
Eric Tang (6)	220,000	(6)	100,000		120,000	*
Chow Chung Yan	220,000		200,000		20,000	*
Shell Creek, LLC (7)	176,000	(7)	160,000		16,000	*
Wei Yang (8)	141,350	(8)	40,000		101,350	*
Gary J. Haseley and GH Global Enterprises (9)	116,000	(9)	100,000		16,000	*
Baiju Chellamma (10)	87,075	(10)	50,000		37,075	*
PAT Amicus Investments, LLC (11)	44,000		40,000		4,000	*
Yang Yu Tsen	44,000		40,000		4,000	*
Ronald Billitier	22,000		20,000		2,000	*
Lau Lin Ling Helen	22,000		20,000		2,000	*
Jared Penney	22,000		20,000		2,000	*
Craig D. Cairns	11,000		10,000		1,000	*
The Entrust Group Inc. fbo David F Barden IRA #7230002696	11,000		10,000		1,000	*

*	Indicates less than 1%

(1)	The totals reported in this column assume that (a) all of the securities to be registered by the registration statement of which this prospectus is a part are sold in this offering; (b) the selling securityholders do not (i) sell any of the securities, if any, that have been issued to them other than those covered by this prospectus; and (ii) acquire additional shares of our common stock after the date of this prospectus and prior to completion of this offering.

(2)	Percentage ownership for the selling securityholders is determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations thereunder and is based on 11,325,000 outstanding shares of our common stock as of the date of this prospectus.

(3)	Merlotte Enterprise Limited (“Merlotte”) is wholly owned by Choi Lin Hung, our Chairman, Chief Executive Officer, President and Treasurer. Mr. Choi was appointed a director of Global Trend International Limited (“Global Trend”) on March 21, 2012, and became our President, Treasurer and director upon consummation of the merger between us and Global Trend on May 11, 2017. Mr. Choi has held various positions with our wholly-owned subsidiaries, including director of Jerash Garments and Fashions Manufacturing Company Limited (“Jerash Garments”) since 2012, general manager of Chinese Garments and Fashions Manufacturing Company Limited and Jerash for Industrial Embroidery Company Limited since 2015, and director of Treasure Success International Limited (“Treasure Success”) since 2016. For a description of relationships between us, Mr. Choi, Merlotte and affiliates of Merlotte, please see “Certain Relationships and Related Party Transactions” in reports we file with the SEC.

(4)	Includes (i) 322,303 shares of common stock originally registered pursuant to the Prior Resale Registration Statement and (ii) 1,000,000 shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

(5)	Ng Tsze Lun serves as the Company’s Head of Marketing pursuant to a consulting agreement between Treasure Success, the Company’s wholly-owned subsidiary, and Multi-Glory Corporation Ltd (“Multi-Glory”), a company wholly owned by Mr. Ng. This consulting agreement became effective as of January 16, 2018. The number of shares beneficially owned by Mr. Ng include (i) 988,594 shares of common stock; and (ii) immediately exercisable stock option grants entitling Mr. Ng to purchase 336,037 shares granted on April 9, 2018 pursuant to the Stock Incentive Plan (the “Plan”), which expire on April 9, 2023. For a description of relationships between us, Mr. Ng, and Multi-Glory, please see “Certain Relationships and Related Party Transactions” in reports we file with the SEC.

(6)	Eric Tang is the spouse of Wei Yang, our Vice President and Secretary and a member of our board of directors. Mr. Tang has served as the Administration Manager for Treasure Success since December 2016, and prior to that provided consulting services to the Company. The number of shares beneficially owned by Mr. Tang include (i) 200,000 shares of common stock and (ii) immediately exercisable stock option grants entitling Mr. Tang to purchase 20,000 shares granted on April 9, 2018 pursuant to the Plan, which expire on April 9, 2023. 100,000 of Mr. Tang’s shares are originally registered under the registration statement of which this prospectus forms a part. For a description of the relationship between us and Mr. Tang, please see “Certain Relationships and Related Party Transactions” in reports we file with the SEC.

(7)	Paul Hamlin, Al Hamlin and Theodore Kachris, as managers of Shell Creek, LLC, have shared voting and dispositive power over the securities held for the account of this selling securityholder.

(8)	Wei Yang is our Vice President and Secretary and a member of our board of directors. She is also the spouse of Eric Tang, the Administration Manager for Treasure Success. The number of shares beneficially owned by Ms. Yang include (i) 41,350 shares of common stock originally registered under the registration statement of which this prospectus forms a part and (ii) immediately exercisable stock option grants entitling Ms. Yang to purchase 100,000 shares granted on April 9, 2018 pursuant to the Plan, which expire on April 9, 2023.

(9)	Gary J. Haseley was appointed as a director of the Company on May 3, 2018. The number of shares beneficially owned by Mr. Haseley include (i) 50,000 shares of common stock held by Mr. Haseley and 5,000 shares of common stock issuable upon the exercise of warrants, which were originally registered pursuant to the Prior Resale Registration Statement; (ii) 57,000 shares of common stock of which Mr. Haseley may be deemed to be the beneficial owner due to his interest in GH Global Enterprises LLC, 50,000 shares of which are originally registered under the registration statement of which this prospectus forms a part; (iii) 1,000 shares of common stock held by Mr. Haseley’s spouse; and (iv) 3,000 shares of common stock held in Haseley family trusts.

(10)	Baiju Chellamma is the General Manager of Jerash Garments. The number of shares beneficially owned by Mr. Chellamma include (i) 58,650 shares of common stock originally registered under the registration statement of which this prospectus forms a part and (ii) immediately exercisable stock option grants entitling Mr. Chellamma to purchase 28,425 shares granted on April 9, 2018 pursuant to the Plan, which expire on April 9, 2023.

(11)	Paul Hamlin, Al Hamlin and Theodore Kachris, as managers of PAT Amicus Investments, LLC, and Peter Kachris, as manager of Storgic, LLC, a member of PAT Amicus Investments, LLC, have shared voting and dispositive power over the securities held for the account of this selling securityholder.

The Securities We May Offer

Description of Common Stock

The following description includes the material attributes of our common stock. This description is not complete, and we qualify it by referring to our amended and restated certificate of incorporation (“certificate of incorporation”) and our bylaws. Our certificate of incorporation authorizes us to issue up to 30,000,000 shares of common stock, par value $0.001 per share (“common stock”) and up to 500,000 shares of preferred stock, par value $0.001 per share.

Our common stock has one vote per share. The holders of our common stock are entitled to vote on all matters to be voted on by stockholders. The holders of our common stock do not have cumulative voting rights.

Directors are elected by a plurality vote of the shares represented in person or by proxy. All other actions by stockholders will be approved by a majority of votes present in person or by proxy and entitled to vote except as otherwise required by law.

The holders of common stock are entitled to receive dividends ratably when, as and if declared by the board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Holders of common stock have no preemptive, subscription, redemption, sinking fund, or conversion rights. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

Registration Rights

On May 15, 2017, in connection with the Private Placement, we entered into a registration rights agreement with the investors participating in the Private Placement. Pursuant to the registration rights agreement, we filed the Prior Resale Registration Statement to register the securities sold in the Private Placement, which was initially declared effective by the SEC on October 27, 2017. 1,591,750 shares of common stock and up to 74,000 shares of common stock underlying warrants were eligible to be sold under the Prior Resale Registration Statement, and the shares remaining unsold under the Prior Resale Registration Statement are registered under the registration statement of which this prospectus forms a part. Additionally, the Private Placement investors are entitled to certain piggyback registration rights for the securities in the event they are not otherwise registered for resale, which registration rights require us to notify the investors if we propose to register any shares of common stock under the Securities Act, and to include the securities for which we receive timely requests from such investors for inclusion in connection with such offering.

Effects on our Common Stock if We Issue Preferred Stock

Our board of directors has authority, without further action by the stockholders, to issue up to 500,000 shares of preferred stock in one or more series. Our board of directors has the authority to determine the terms of each series of preferred stock, within the limits of the certificate of incorporation and the laws of the state of Delaware. These terms include the number of shares in a series, dividend rights, liquidation preferences, terms of redemption, conversion rights and voting rights. The issuance of any preferred stock may negatively affect the holders of our common stock. These possible negative effects include diluting the voting power of shares of our common stock and affecting the market price of our common stock.

Anti-Takeover Effects of Provisions of our Certificate of Incorporation and Bylaws

Preferred Stock

We believe that the availability of the preferred stock under our certificate of incorporation provides us with flexibility in addressing corporate issues that may arise. Having these authorized shares available for issuance allows us to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by our stockholders, unless action is required by applicable law or the Nasdaq rules or the rules of any stock exchange on which our securities may be listed. The board of directors has the power, subject to applicable law, to issue series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer or other takeover attempt that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-prevailing market price of the stock.

Exclusive Forum for Certain Actions

Our certificate of incorporation provides that derivative actions brought in the name of the Company, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery of the State of Delaware. Although we believe this provision benefits the Company and its stockholders by providing increased consistency in the law to be applied in lawsuits brought against or on behalf of the Company, this provision may have the effect of discouraging lawsuits against us or our directors, officers and employees.

Amendment of Bylaws

Our certificate of incorporation grants our board of directors the power to adopt, amend or repeal our bylaws, except as otherwise set forth in the bylaws.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is V Stock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, New York 11598.

Description of Warrants

We may issue warrants to purchase shares of our common stock. We may offer warrants separately or together with one or more additional warrants or shares of common stock, or any combination of those securities in the form of units, as described in the appropriate prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	any applicable anti-dilution provisions;

●	any applicable redemption or call provisions;

●	the circumstances under which the warrant exercise price may be adjusted;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material United States federal income tax consequences;

●	if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	the designation and terms of the shares of common stock purchasable upon exercise of the warrants;

●	if applicable, the designation and terms of the shares of common stock with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and the related shares of common stock will be separately transferable;

●	the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	whether the warrants are to be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Outstanding Warrants

In connection with the Private Placement, we issued to the investors participating in the Private Placement five-year warrants to purchase up to an aggregate of 79,000 shares of common stock at an exercise price of $6.25 per share. If at any time after six months following the issuance date of the warrants and prior to the expiration date there is not an effective registration statement on file with the SEC covering the resale of the shares underlying the warrants, the warrants may be exercised by means of a “cashless exercise.” Up to 74,000 shares of common stock underlying warrants were eligible to be sold under the Prior Resale Registration Statement, and the shares remaining unsold under the Prior Resale Registration Statement are registered under the registration statement of which this prospectus forms a part.

In connection with our IPO, we issued Network 1 Financial Securities, Inc. and its affiliates warrants to purchase an aggregate of 57,200 shares of our common stock. These warrants are exercisable for $8.75 per share and expire on May 2, 2023. If there is not an effective registration statement on file with the SEC covering the resale of the shares underlying the warrants, the warrants may be exercised by means of a “cashless exercise.” The resale of these warrant shares is registered under the registration statement of which this prospectus forms a part.

Description of Units

We may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	the terms of the unit agreement governing the units;

●	any applicable material United States federal income tax consequences; and

●	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the form of unit agreement which will be filed with the SEC in connection with the offering of such units.

Plan of Distribution for the Company

We may sell our securities in any of the following ways:

●	to or through underwriters;

●	through agents;

●	through broker-dealers (acting as agent or principal);

●	directly by us to purchasers, through a specific bidding or auction process or otherwise; or

●	through a combination of any such methods of sale.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of such offering. The prospectus supplement will set forth the terms of the offering of such securities, including:

●	the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them;

●	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters, dealers or agents;

●	any exchange on which the securities will be issued; and

●	all other items constituting underwriting compensation.

If we use underwriters in the sale of any securities on a firm commitment basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may also engage underwriters on a best efforts basis.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. If any underwriter or agent acts as principal, or broker dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate that the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions in connection with those derivatives. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If an underwriter creates a short position in offered securities by selling more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by Financial Industry Regulatory Authority (“FINRA”) members participating in the offering, or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Rule 5110.

Plan of Distribution for Selling Securityholders

The shares may be sold or distributed from time to time by the selling securityholders, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokers transactions, which may include long or short sales;

●	transactions involving cross or block trades on any securities market where our common stock is trading;

●	through direct sales to purchasers or sales effected through agents;

●	privately negotiated transactions;

●	any combination of the foregoing; or

●	any other method permitted by law.

In addition, the selling securityholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling securityholders. The selling securityholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. None of the selling securityholders are broker-dealers or affiliates of broker dealers.

Each selling securityholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to engage in a distribution of the common stock as an underwriter or agent. Upon us being notified in writing by a selling securityholder that any material arrangement has been entered into with a broker-dealer acting as an underwriter or agent for the distribution of common stock, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being distributed and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Each selling securityholder may sell all, some or none of the securities registered pursuant to the registration statement of which this prospectus forms a part. If sold under the registration statement of which this prospectus forms a part, the shares of common stock registered hereunder will be freely tradable in the hands of persons other than our affiliates that acquire such shares.

The selling securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling securityholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Offers Outside the United States

Other than in the United States, no action has been taken by us that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may access and read our SEC filings, including the complete registration statement and all of the exhibits to it, through the SEC’s website located at www.sec.gov. This site contains reports and other information that we file electronically with the SEC.

We have filed a registration statement, of which this prospectus is a part, and related exhibits with the SEC under the Securities Act. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our securities, we refer you to the registration statement and its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other documents are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. You may inspect the registration statement and exhibits without charge at the SEC’s web site listed above.

Incorporation of Certain Information by Reference

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

We incorporate information into this prospectus by reference, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering under this prospectus:

●	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2018, as filed with the SEC on June 28, 2018.

●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, September 30, and December 31, 2018, as filed with the SEC on August 13, 2018, November 13, 2018 and February 13, 2019, respectively.

●	Our Current Reports on Form 8-K filed with the SEC on April 13, 2018, May 3, 2018, September 12, 2018, September 20, 2018, January 23, 2019, and February 13, 2019.

●	The description of our common stock set forth in the registration statement on Form 8-A, filed with the SEC on April 30, 2018, as amended on May 2, 2018, including any amendment or report filed for the purpose of updating such description.

Nothing in this prospectus shall be deemed to incorporate information furnished, but not filed, with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit.

Information in this prospectus supersedes related information in the documents listed above and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

You may request orally or in writing, and we will provide you with, a copy of these filings, at no cost, by calling us at (212) 575-9085 or by writing to us at the following address:

Chief Financial Officer

Jerash Holdings (US), Inc.

260 East Main Street, Suite 2706

Rochester, New York 14604

These filings and reports can also be found on our website, located at www.jerashholdings.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus or the registration statement of which it forms a part. You should not rely on any information on our website in making your decision to purchase our common stock.

Legal Matters

The validity of the securities offered hereby will be passed upon for us by Harter Secrest & Emery LLP, Rochester, New York.

Experts

Friedman LLP, our independent registered public accounting firm, has audited our financial statements for the years ended March 31, 2018 and 2017, as set forth in their report. We incorporated our financial statements by reference herein in reliance on Friedman LLP’s report, incorporated by reference herein, given on their authority as experts in accounting and auditing.

PROSPECTUS

1,799,735 Shares of Common Stock

Jerash Holdings (US), Inc.

This prospectus relates to 1,799,735 shares of our common stock, par value $0.001 (“common stock”), that may be resold, from time to time, by certain selling stockholders (the “Selling Stockholders”) described in this prospectus.

The Selling Stockholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares of common stock on any stock exchange, market, or trading facility on which the common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any of the proceeds from the sale or other disposition of the shares of common stock by the Selling Stockholders.

Our common stock is listed on the Nasdaq Capital Market under the symbol “JRSH.” On August 3, 2021, the closing price of our common stock was $7.71 per share. As of August 4, 2021, the aggregate market value of our outstanding common stock held by non-affiliates is $23.13 million, based on 11,334,318 shares of outstanding common stock, of which approximately 3,000,468 shares are held by non-affiliates, and a per share price of $7.71 based on the closing sale price of our common stock on August 3, 2021. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, as amended, or the “JOBS Act,” and, as such, we have elected to comply with certain reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 2 of this prospectus for a discussion of the risks that you should consider in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated August 23, 2021

Neither we nor the Selling Stockholders have authorized any other person to provide you with different or additional information other than that contained in this prospectus. We and the Selling Stockholders take no responsibility for and can provide no assurance as to the reliability of, any other information that others may provide. We and the Selling Stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations, and/or prospects may have changed since those dates. You should also read this prospectus together with the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This prospectus may be supplemented from time to time to add, update, or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

For investors outside the United States: We have not, and the Selling Stockholders have not, taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside the United States.

i

Cautionary Statement Regarding Forward-Looking Statements

This prospectus, including the documents incorporated by reference herein, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” and “potential,” among others.

These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this prospectus and our Annual Report on Form 10-K for the fiscal year ended March 31, 2021 (the “Form 10-K”), which is incorporated by reference into this prospectus, including, but not limited to, those presented in the Management’s Discussion and Analysis of Financial Condition and Results of Operations. Factors that might cause such material differences include, but are not limited to:

●	we rely on one key customer for most of our revenue;

●	we are dependent on a product segment comprised of a limited number of products;

●	our financial condition, results of operations, and cash flows have been adversely affected by the COVID-19 pandemic;

●	our customers are in the clothing retail industry, which is subject to substantial cyclical variations and may impact our revenues and cash requirements;

●	we could experience product quality or late delivery problems with our products;

●	our business could suffer if we violate labor laws or fail to conform to our customers’ or other generally accepted labor standards, or if our products fail to comply with industry and governmental regulations;

●	we face intense competition in the worldwide apparel manufacturing industry;

●	all of our manufacturing facilities are located in Amman, Jordan, and we are subject to the risks of doing business abroad, including regulatory and political uncertainty in Jordan;

●	if we fail to establish and maintain an effective system of internal control over financial reporting, we may not be able to accurately and timely disclose information about our financial results or prevent fraud;

●	a default under our credit facilities could result in a foreclosure of our assets;

●	we may require additional financing to fund our operations and capital expenditures; if we are unable to obtain such additional financing our business operations may be harmed;

●	we rely on dividends, distributions, and other payments, advances, and transfers from our operating subsidiaries to meet our obligations due to our status as a holding company;

●	exercises of currently outstanding or committed warrants and options, and any future sales and issuances of our common stock or rights to purchase common stock, could result in substantial dilution to our stockholders;

●	we rely on our management team and other key employees, who may face competing demands relating to their time and resources;

●	we may have conflicts of interest with our affiliates and related parties;

●	the reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors, which may lead to volatility and a decrease in the market price of our common stock; and

●	our majority stockholders will control the Company for the foreseeable future, including the outcome of matters requiring stockholder approval.

We caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made, and advise readers that various factors, including those described above, could affect our financial performance and could cause our actual results or circumstances for future periods to differ materially from those anticipated or projected. Please see the risk factors in Item 1A of the Form 10-K incorporated herein by reference for further information. Except as required by law, we do not undertake, and specifically disclaim any obligation to publicly release any revisions to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ii

Prospectus Summary

About the Company

Through our wholly owned operating subsidiaries and variable interest entity, we are engaged in the manufacturing and exporting of customized, ready-made sport, and outerwear from knitted fabric and personal protective equipment (“PPE”) produced in our facilities in the Hashemite Kingdom of Jordan.

We are a manufacturer for many well-known brands and retailers, such as Walmart, Costco, New Balance, G-III, American Eagle, and VF Corporation (which owns brands such as The North Face, Timberland, and JanSport). Our production facilities comprise four factory units, one workshop, and four warehouses and we currently employ approximately 4,500 people. Our product offering consists of jackets, polo shirts, t-shirts, pants, shorts, and PPE. The total annual capacity at our facilities was approximately 12.0 million pieces (excluding PPE) as of March 31, 2021.

Our principal executive offices are located at 277 Fairfield Road, Suite 338, Fairfield, New Jersey 07004. Our telephone number at this address is (214) 906-0065.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the Jumpstart Our Business Startups Act (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include being permitted to:

●	have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis;

●	omit the auditor attestation of our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002; and

●	provide limited disclosure about our executive compensation arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus and the reports we file with Securities and Exchange Commission (the “SEC”), some of which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Exchange Act.

We could remain an emerging growth company until the earlier of October 2022 and the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, the JOBS Act provides that an emerging growth company can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

1

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties and all other information contained in this prospectus, including the risks and uncertainties concerning our business and an investment in our common stock discussed under “Risk Factors” in the Form 10-K, as well as those discussed in our other filings with the SEC, together with the other information contained in and incorporated by reference into this prospectus, before deciding whether to invest in our common stock. All of those “Risk Factors” are incorporated herein by reference in their entirety. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we believe are not material, may also become important factors that adversely affect our business. If any of such risks actually occurs, our business, financial condition, results of operations, and future prospects could be materially and adversely affected. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders may sell the shares of common stock issued to them from time-to-time at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any of our common stock by the Selling Stockholders. We have agreed to pay all expenses relating to registering the shares of common stock covered by this prospectus. The Selling Stockholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of the shares of common stock covered hereby.

Dividend Policy

Since November 2018, we have declared and paid quarterly cash dividends on our common stock. The board of directors currently intends to continue the payment of regular quarterly cash dividends, dependent on our results of operations, tax considerations, and other factors the board of directors may consider and subject to the need for those funds for other purposes and restrictions set by law. The board of directors will determine whether to declare dividends on a quarterly basis. We cannot guarantee that we will continue to pay dividends, or that, if paid, we will not reduce or eliminate dividends in the future.

2

SELLING STOCKHOLDERS

The following table sets forth (a) the name and position or positions with the Company of each Selling Stockholder; (b) the number of shares of common stock held by each Selling Stockholder as of the date of this prospectus; (c) the number of shares of common stock that each Selling Stockholder may offer for sale from time to time pursuant to this prospectus, whether or not such Selling Stockholder has a present intention to do so; and (d) the number of shares of common stock to be beneficially owned by each Selling Stockholder following the sale of all shares that may be so offered pursuant to this prospectus, assuming no other change in ownership of common stock by such Selling Stockholder after the date of this prospectus. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

Inclusion of an individual’s name in the table below does not constitute an admission that such individual is an “affiliate” of the Company.

Selling Stockholder	Principal Position with the Company (1)	Shares Owned Prior to Resale (2)			Number of Shares Offered for	Shares Beneficially Owned After Resale (8)
		Number		Percent	Resale	Number	Percent
Choi Lin Hung	Chairman, Chief Executive Officer, President, Treasurer, and Director	4,641,913	(3)	40.95%	800,000	3,841,913	33.90%
Wei Yang	Vice President, Secretary, and Director	361,350	(4)	3.19%	1,350	360,000	3.18%
Ng Tsze Lun	Head of Marketing	1,324,631	(5)	11.69%	889,735	434,896	3.84%
Eric Tang	Administration Manager of Treasure Success International Limited	361,350	(6)	3.19%	100,000	261,350	2.31%
Baiju Chellamma	General Manager of Jerash Garments and Fashions Manufacturing Company Limited	87,075	(7)	*	8,650	78,425	*

*	Indicates less than 1%

(1)	All positions described are with the Company, unless otherwise indicated.

(2)	The number of shares owned prior to resale by each Selling Stockholder includes (i) shares of common stock and (ii) shares underlying options, warrants, or convertible securities, held by each such person that are exercisable or convertible within 60 days of the date of this prospectus. Some of these shares may have been sold prior to the date of this prospectus.

(3)	Includes (i) 4,305,875 shares held by Merlotte Enterprise Limited, which is wholly owned by Mr. Choi, and (ii) presently exercisable options to purchase 336,038 shares granted to Mr. Choi pursuant to the Amended and Restated 2018 Stock Incentive Plan (the “Plan”).

(4)	Includes (i) 41,350 shares of common stock held by Ms. Yang, (ii) 200,000 shares of common stock held by Ms. Yang’s husband, Eric Tang, (iii) presently exercisable options granted to Ms. Yang to purchase 100,000 shares pursuant to the Plan, and (iv) presently exercisable options issued to Eric Tang to purchase 20,000 shares granted pursuant to the Plan.

(5)	Includes (i) 988,594 shares of common stock held by Mr. Ng and (ii) presently exercisable options to purchase 336,037 shares granted pursuant to the Plan.

(6)	Includes (i) 200,000 shares of common stock held by Mr. Tang, (ii) 41,350 shares of common stock held by Mr. Tang’s wife, Wei Yang, (iii) presently exercisable options issued to Mr. Tang to purchase 20,000 shares granted pursuant to the Plan, and (iv) presently exercisable options issued to Wei Yang to purchase 100,000 shares granted pursuant to the Plan.

(7)	Includes (i) 58,650 shares of common stock held by Mr. Chellamma and (ii) presently exercisable options to purchase 28,425 shares granted pursuant to the Plan.

(8)	Percentage is computed with reference to 11,334,318 shares of our common stock outstanding as of August 4, 2021 and assumes for each Selling Stockholder the sale of all shares offered by that particular Selling Stockholder under this prospectus.

The Company may supplement this prospectus from time to time as required by the rules of the SEC to include certain information concerning the security ownership of the Selling Stockholders or any new Selling Stockholders, the number of securities offered for resale and the position, office, or other material relationship which a Selling Stockholder has had within the past three years with the Company or any of its predecessors or affiliates.

3

Plan of Distribution

In this section of the prospectus, the term “Selling Stockholder” means and includes:

●	the persons identified in the table above as the Selling Stockholders; and

●	any of the donees, pledgees, distributees, transferees, or other successors in interest of those persons referenced above who may: (a) receive any of the shares of our common stock offered hereby after the date of this prospectus and (b) offer or sell those shares hereunder.

The shares of our common stock offered by this prospectus may be sold from time to time directly by the Selling Stockholders. Alternatively, the Selling Stockholders may from time to time offer such shares through underwriters, brokers, dealers, agents, or other intermediaries. The Selling Stockholders as of the date of this prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the common stock offered hereby. The distribution of the common stock by the Selling Stockholders may be effected: in one or more transactions that may take place on the Nasdaq Capital Market (including one or more block transaction) through customary brokerage channels, either through brokers acting as agents for the Selling Stockholders, or through market makers, dealers, or underwriters acting as principals who may resell these shares on the Nasdaq Capital Market; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with sales of our common stock.

The Selling Stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares of our common stock in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders also may sell shares short and redeliver the shares to close out such short positions. The Selling Stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of shares of our common stock. The broker-dealer may then resell or otherwise transfer such shares of common stock pursuant to this prospectus.

The Selling Stockholders also may lend or pledge shares of our common stock to a broker-dealer. The broker-dealer may sell the shares of common stock so lent, or upon a default the broker-dealer may sell the pledged shares of common stock pursuant to this prospectus. Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

The Selling Stockholders have advised us that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares of common stock the Selling Stockholders.

Although the shares of common stock covered by this prospectus are not currently being underwritten, the Selling Stockholders or their underwriters, brokers, dealers, or other agents or other intermediaries, if any, that may participate with the selling security holders in any offering or distribution of common stock may be deemed “underwriters” within the meaning of the Securities Act and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of shares of the common stock offered hereby may not simultaneously engage in market making activities with respect to the common stock for a period of up to five days preceding such distribution. The Selling Stockholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the Selling Stockholders.

In order to comply with certain state securities or blue sky laws and regulations, if applicable, the common stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the common stock may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

We will bear all costs, expenses, and fees in connection with the registration of the common stock offered hereby. However, the Selling Stockholders will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the shares of common stock offered pursuant to this prospectus. We have agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act, or to contribute to payments to which any of those security holders may be required to make in respect thereof.

There can be no assurance that the Selling Stockholders will sell any or all of the securities offered by them hereby.

4

Legal Matters

The validity of the securities offered hereby will be passed upon for us by Hunter Taubman Fischer & Li LLC.

Experts

Friedman LLP, our independent registered public accounting firm, has audited our financial statements for the years ended March 31, 2021 and 2020, as set forth in their report. We incorporated our financial statements by reference herein in reliance on Friedman LLP’s report, incorporated by reference herein, given on their authority as experts in accounting and auditing.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus, no reportable material changes have occurred since March 31, 2021.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock offered by the Selling Stockholders pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement and its exhibits, certain portions of which are omitted as permitted by the rules and regulations of the SEC. For further information pertaining to us and the shares of common stock covered by this prospectus, we refer you to the registration statement and the exhibits thereto. Statements contained in or incorporated by reference in this prospectus regarding the contents of any contract or other document referred to in those documents are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement or other document. Each of these statements is qualified in all respects by this reference.

You may read and copy the registration statement and its exhibits and schedules at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You also may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at www.sec.gov that contains reports, proxy, and information statements and other information regarding registrants that file electronically with the SEC.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information, when filed, will be available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.jerashholdings.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained in, or accessible through, our website does not constitute part of this prospectus.

5

Incorporation of CERTAIN DOCUMENTS by Reference

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

We incorporate information into this prospectus by reference, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering under this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, as filed with the SEC on June 23, 2021;

●	our Current Reports on Form 8-K filed with the SEC on June 29, 2021 and July 20, 2021; and

●	the description of our common stock set forth in the registration statement on Form 8-A, filed with the SEC on April 30, 2018, as amended on May 2, 2018, including any amendment or report filed for the purpose of updating such description.

Nothing in this prospectus shall be deemed to incorporate information furnished, but not filed, with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit.

Information in this prospectus supersedes related information in the documents listed above and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

You may request orally or in writing, and we will provide you with, a copy of these filings, at no cost, by calling us at (214) 906-0065 or by writing to us at the following address:

Chief Financial Officer

Jerash Holdings (US), Inc.

277 Fairfield Road, Suite 338

Fairfield, New Jersey 07004

These filings and reports can also be found on our website, located at www.jerashholdings.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus or the registration statement of which it forms a part. You should not rely on any information on our website in making your decision to purchase our common stock.

6

1,400,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

D.A. Davidson & Co.	Lake Street

This prospectus supplement is dated           , 2021